Exhibit (i) under Form N1A
                                             Exhibit 23 under Item 601/Reg.S-K


 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" and "Financial Information" in the Statement of Additional Information in Post-Effective Amendment Number 83 to the Registration Statement (Form N-1A, No. 33-31602) of Money Market Obligations Trust, and to the incorporation by reference of our reports dated December 12, 2005 for Alabama Municipal Cash Trust, Arizona Municipal Cash Trust, California Municipal Cash Trust, Connecticut Municipal Cash Trust, Florida Municipal Cash Trust, Georgia Municipal Cash Trust, Maryland Municipal Cash Trust, Massachusetts Municipal Cash Trust, Michigan Municipal Cash Trust, Minnesota Municipal Cash Trust, New Jersey Municipal Cash Trust, New York Municipal Cash Trust, North Carolina Municipal Cash Trust, Ohio Municipal Cash Trust, Pennsylvania Municipal Cash Trust, Virginia Municipal Cash Trust and Federated Tax-Free Trust (seventeen of the series Money Market Obligations Trust) included in the October 31, 2005 Annual Reports to Shareholders of each of the Money Market Obligations Trust Funds, respectively.






Boston, Massachusetts
February 22, 2006